Exhibit 4.19

EXECUTION VERSION

2023 NOTES SUPPLEMENTAL INDENTURE NO. 1

This 2023 NOTES SUPPLEMENTAL INDENTURE NO. 1, dated June 1, 2016 (this “2023 Notes Supplemental Indenture”), is made and entered into among Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”), Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2” and, together with Finco 1, the “Fincos”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Base Indenture referred to below.

RECITALS

A. Section 9.01 of the Base Indenture, dated June 1, 2016, among the Fincos, the Trustee and the Notes Collateral Agent (the “Base Indenture” and, together with this 2023 Notes Supplemental Indenture, the “Indenture”) provides that, without the consent of Holders of any series of Notes, the Fincos, the Trustee and the Notes Collateral Agent may enter into a supplemental indenture to the Base Indenture to establish the form or terms of Initial Notes of any series pursuant to Section 2.01 of the Base Indenture.

B. The Fincos desire to issue $3,750,000,000 aggregate principal amount of 5.450% First Lien Notes due 2023 (the “2023 Notes”), and in connection therewith, the Fincos have duly determined to make, execute and deliver to the Trustee this 2023 Notes Supplemental Indenture to set forth the terms and provisions of the 2023 Notes as required by the Base Indenture. This 2023 Notes Supplemental Indenture shall supplement the Base Indenture insofar as it will apply only to the 2023 Notes issued hereunder (and not to any other series of Notes).

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows for the benefit of the Trustee and the Holders of the 2023 Notes:

Section 1. 2023 Notes. Pursuant to Section 2.01 of the Base Indenture, the terms and provisions of the 2023 Notes are as follows:

(a) The title of the 2023 Notes shall be “5.450% First Lien Notes due 2023.”

(b) The 2023 Notes shall be initially limited to $3,750,000,000 aggregate principal amount. Subject to compliance with Section 4.12 of the Base Indenture, the Issuers may, without the consent of the Holders of the 2023 Notes, increase such aggregate principal amount in the future, on the same terms and conditions, except for any differences in the issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue. The 2023 Notes issued originally hereunder and any additional Notes of such series subsequently issued, shall be treated as a single class for purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase; provided that if any such additional Notes are not fungible with the Initial Notes of such series for U.S. federal income tax purposes, such additional Notes of such series will have a separate CUSIP number and ISIN number from the Initial Notes of such series.

(c) The price at which the 2023 Notes shall be issued to the public is 99.957%.

(d) The Stated Maturity for the 2023 Notes shall be on June 15, 2023. The 2023 Notes shall not require any principal or premium payments prior to the Stated Maturity.

(e) The rate at which the 2023 Notes shall bear interest shall be 5.450% per annum (the “Original Interest Rate”), as set forth in Section 1 of the form of 2023 Note attached hereto as Exhibit A, subject to adjustment pursuant to this clause (e) and in Section 2 of the form of 2023 Note attached hereto as Exhibit A. Interest on the 2023 Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from June 1, 2016; provided that the first Interest Payment Date shall be December 15, 2016. Each June 15 and December 15 in each year, commencing December 15, 2016, shall be an Interest Payment Date for the 2023 Notes. The June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding an Interest Payment Date shall be the Record Date for the interest payable on such Interest Payment Date, even if such 2023 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest on such payment will accrue in respect of the delay. The Issuers shall pay interest on overdue principal at a rate equal to the then applicable interest rate on the 2023 Notes to the extent lawful, and the Issuers shall pay interest on overdue installments of interest at the same rate to the extent lawful. In addition, the Issuers shall pay Special Interest, if any, payable pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the 2023 Notes shall be deemed to include any Special Interest required to be paid pursuant to the Registration Rights Agreement.

The interest rate payable on the 2023 Notes shall be subject to adjustment from time to time if either Moody’s or S&P (or, if applicable, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuers under the Indenture, as a replacement for Moody’s or S&P, or both, as the case may be (each, a “Substitute Rating Agency”)) downgrades (or subsequently upgrades) its rating assigned to the 2023 Notes, as set forth below. Each of Moody’s, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency,” and together they are “Interest Rate Rating Agencies.”

The Trustee shall not be responsible for monitoring the ratings of the 2023 Notes. The Issuers shall notify the Trustee in writing of any adjustment to the interest rate due to a ratings change pursuant to this clause (e) and Section 2 of the form of 2023 Note attached hereto as Exhibit A.

If the rating of the 2023 Notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the 2023 Notes shall increase from the Original Interest Rate by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency therefor.

For purposes of making adjustments to the interest rate on the 2023 Notes, the following rules of interpretation will apply:

(1) if at any time less than two Interest Rate Rating Agencies provide a rating on the 2023 Notes for reasons not within the Issuers’ control (i) the Issuers will use commercially reasonable efforts to obtain a rating on the 2023 Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the 2023 Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on the 2023 Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior secured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuers and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the 2023 Notes will increase or decrease, as the case may be, such that the interest rate equals the Original Interest Rate plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency);

(2) for so long as only one Interest Rate Rating Agency provides a rating on the 2023 Notes, any increase or decrease in the interest rate on the 2023 Notes necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3) if both Interest Rate Rating Agencies cease to provide a rating on the 2023 Notes for any reason, and no Substitute Rating Agency has provided a rating on the 2023 Notes, the interest rate on the 2023 Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the 2023 Notes prior to any such adjustment;

(4) if Moody’s or S&P ceases to rate the 2023 Notes or make a rating of the 2023 Notes publicly available for reasons within the Issuers’ control, the Issuers will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the 2023 Notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the 2023 Notes, as the case may be;

(5) each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Interest Rate Rating Agency;

(6) in no event will the interest rate on the 2023 Notes be reduced to below the Original Interest Rate; and

(7) subject to clauses (3) and (4) above, no adjustment in the interest rate on the 2023 Notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating on the 2023 Notes.

If at any time the interest rate on the 2023 Notes has been adjusted upward and either of the Interest Rate Rating Agencies subsequently increases its rating of the 2023 Notes, the interest rate on the 2023 Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the 2023 Notes equals the interest rate on the 2023 Notes prior to any such adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the 2023 Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the 2023 Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the 2023 Notes to “BBB–” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the 2023 Notes will be decreased to the interest rate on the 2023 Notes prior to any adjustments made pursuant to this clause (e) and Section 2 of the form of 2023 Note attached hereto as Exhibit A.

Any increase or decrease in the interest rate described in this clause (e) and Section 2 of the form of 2023 Note attached hereto as Exhibit A shall take effect from the first day of the interest period immediately following the interest period during which a rating change occurs requiring an adjustment in the interest rate. If either Interest Rate Rating Agency changes its rating of the 2023 Notes more than once during any particular interest period, the last such change by such Interest Rate Rating Agency to occur shall control in the event of a conflict for purposes of any increase or decrease in the interest rate.

The interest rate shall permanently cease to be subject to any adjustment (notwithstanding any subsequent decrease in the ratings by either Interest Rate Rating Agency) if the 2023 Notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate payable on the 2023 Notes is increased as set forth in this clause (e) and Section 2 of the form of 2023 Note attached hereto as Exhibit A, the term “interest”, as used in the Indenture with respect to the 2023 Notes, shall be deemed to include any such additional interest unless the context otherwise requires.

(f) Payments of principal of, premium and Special Interest, if any, and interest on the 2023 Notes represented by one or more Global Notes initially registered in the name of The Depository Trust Company (the “Depositary”) or its nominee with respect to the 2023 Notes shall be made by the Issuers through the Trustee in immediately available funds to the Depositary or its nominee, as the case may be.

(g) The 2023 Notes shall be redeemable in accordance with the terms and provisions set forth in Section 2 hereof and (to the extent they do not conflict with Section 2 hereof) the terms and provisions of Article 3 of the Base Indenture.

(h) There shall be no mandatory sinking fund for the payments of the 2023 Notes.

(i) The 2023 Notes shall be represented by one or more Global Notes deposited with the Depositary and registered in the name of the nominee of the Depositary. The 2023 Notes, including the form of the certificate of authentication, shall be substantially in the form attached hereto as Exhibit A, the terms of which are incorporated by reference in this 2023 Notes Supplemental Indenture.

(j) The Bank of New York Mellon Trust Company, N.A. shall be the Trustee for the 2023 Notes.

(k) Articles 10 and 12 of the Base Indenture shall apply to the 2023 Notes.

(l) To the extent not set forth otherwise herein, the provisions of Article 2 of the Base Indenture are applicable.

Section 2. Optional Redemption of the 2023 Notes.

(a) Prior to April 15, 2023 (the “2023 Notes Par Call Date”), the 2023 Notes will be redeemable, at any time, in whole or from time to time in part, at the Issuers’ option, at the Redemption Price equal to the greater of:

(i)	100% of the principal amount of the 2023 Notes to be redeemed; and

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) that would be due if the 2023 Notes matured on the 2023 Notes Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points;

plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date. Notwithstanding the foregoing, installments of interest on the 2023 Notes to be redeemed that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date.

(b) At any time and from time to time on or after the 2023 Notes Par Call Date, the 2023 Notes will be redeemable, at any time, in whole or from time to time in part, at the Issuers’ option, at a Redemption Price equal to 100% of the principal amount of the 2023 Notes being redeemed plus accrued and unpaid interest on such 2023 Notes, if any, to, but excluding, the Redemption Date.

(c) A notice of redemption need not set forth the exact Redemption Price but only the manner of calculation thereof.

Any redemption pursuant to this Section 2 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Base Indenture.

Section 3. Definitions.

(a) “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2023 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2023 Notes.

(b) “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

(c) “Quotation Agent” means each Reference Treasury Dealer appointed by the Issuers.

(d) “Reference Treasury Dealer” means (i) Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are Primary Treasury Dealers); provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Issuers will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Issuers.

(e) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

(f) “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Section 4. Governing Law. THIS 2023 NOTES SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5. Counterparts. The parties may sign any number of copies of this 2023 Notes Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 6. Trustee Not Responsible for Recitals or Issuance of 2023 Notes. The recitals contained herein and in the 2023 Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Fincos, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this 2023 Notes Supplemental Indenture or of the 2023 Notes. The Trustee shall not be accountable for the use or application by the Issuers of 2023 Notes or the proceeds thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written:

DIAMOND 1 FINANCE CORPORATION

By:	/s/ Janet B. Wright
	Name:	Janet B. Wright
	Title:	Vice-President & Assistant Secretary

DIAMOND 2 FINANCE CORPORATION

By:	/s/ Janet B. Wright
	Name:	Janet B. Wright
	Title:	Vice-President & Assistant Secretary

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee and Notes Collateral Agent

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title:	Vice President

EXHIBIT A

[Face of 2023 Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [            ]

ISIN [            ]1

[RULE 144A][REGULATION S] [GLOBAL] NOTE

representing up to

$[        ]

5.450% First Lien Notes due 2023

No.	[$ ]

DIAMOND 1 FINANCE CORPORATION

and

DIAMOND 2 FINANCE CORPORATION

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of             United States Dollars] on June 15, 2023.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

[1]	Rule 144A Note CUSIP: 25272K AG8

Rule 144A Note ISIN: US25272KAG85

Regulation S Note CUSIP: U2526D AC3

Regulation S Note ISIN: USU2526DAC30

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Dated:

DIAMOND 1 FINANCE CORPORATION

By:
Name:
Title:

DIAMOND 2 FINANCE CORPORATION

By:
Name:
Title:

This is one of the 2023 Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
Dated:

By:
Authorized Signatory

[Back of 2023 Note]

5.450% First Lien Notes due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Base Indenture referred to below unless otherwise indicated.

1. INTEREST. Diamond 1 Finance Corporation, a Delaware corporation (“Finco 1”), and Diamond 2 Finance Corporation, a Delaware corporation (“Finco 2” and, together with Finco 1, the “Fincos”), promise to pay interest on the principal amount of this 2023 Note, subject to adjustment pursuant to Section 2 of this 2023 Note, at 5.450% per annum (the “Original Interest Rate”), from June 1, 2016 until Maturity and shall pay Special Interest, if any, payable pursuant to the Registration Rights Agreement. Upon consummation of the Transactions, (x) Finco 1 will merge with and into Dell International and Dell International will assume the obligations of Finco 1 pursuant to the Effective Date Issuers Supplemental Indenture and (y) Finco 2 will merge with and into EMC and EMC will assume the obligations of Finco 2 pursuant to the Effective Date Issuers Supplemental Indenture, in each case under this 2023 Note. The Issuers shall pay interest and Special Interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the 2023 Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 1, 2016; provided that the first Interest Payment Date shall be December 15, 2016. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the 2023 Notes to the extent lawful; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, from time to time on demand at the interest rate on the 2023 Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the 2023 Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. This note is one of the series designated on the face hereof (individually, a “2023 Note” and, collectively, the “2023 Notes”).

2. INTEREST RATE ADJUSTMENT. The interest rate payable on the 2023 Notes shall be subject to adjustment from time to time if either Moody’s or S&P (or, if applicable, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuers under the Indenture, as a replacement for Moody’s or S&P, or both, as the case may be (each, a “Substitute Rating Agency”)) downgrades (or subsequently upgrades) its rating assigned to the 2023 Notes, as set forth below. Each of Moody’s, S&P and any Substitute Rating Agency is an “Interest Rate Rating Agency,” and together they are “Interest Rate Rating Agencies.”

The Trustee shall not be responsible for monitoring the ratings of the 2023 Notes. The Issuers shall notify the Trustee in writing of any adjustment to the interest rate due to a ratings change pursuant to this Section 2 or Section 1(e) of the 2023 Notes Supplemental Indenture (as defined below).

If the rating of the 2023 Notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the 2023 Notes shall increase from the Original Interest Rate by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency therefor.

For purposes of making adjustments to the interest rate on the 2023 Notes, the following rules of interpretation will apply:

(1) if at any time less than two Interest Rate Rating Agencies provide a rating on the 2023 Notes for reasons not within the Issuers’ control (i) the Issuers will use commercially reasonable efforts to obtain a rating on the 2023 Notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the 2023 Notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Interest Rate Rating Agency to provide a rating on the 2023 Notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior secured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuers and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the 2023 Notes will increase or decrease, as the case may be, such that the interest rate equals the Original Interest Rate plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Interest Rate Rating Agency);

(2) for so long as only one Interest Rate Rating Agency provides a rating on the 2023 Notes, any increase or decrease in the interest rate on the 2023 Notes necessitated by a reduction or increase in the rating by that Interest Rate Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3) if both Interest Rate Rating Agencies cease to provide a rating on the 2023 Notes for any reason, and no Substitute Rating Agency has provided a rating on the 2023 Notes, the interest rate on the 2023 Notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the 2023 Notes prior to any such adjustment;

(4) if Moody’s or S&P ceases to rate the 2023 Notes or make a rating of the 2023 Notes publicly available for reasons within the Issuers’ control, the Issuers will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the 2023 Notes shall be determined in the manner described above as if either only one or no Interest Rate Rating Agency provides a rating on the 2023 Notes, as the case may be;

(5) each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Interest Rate Rating Agency;

(6) in no event will the interest rate on the 2023 Notes be reduced to below the Original Interest Rate; and

(7) subject to clauses (3) and (4) above, no adjustment in the interest rate on the 2023 Notes shall be made solely as a result of an Interest Rate Rating Agency ceasing to provide a rating on the 2023 Notes.

If at any time the interest rate on the 2023 Notes has been adjusted upward and either of the Interest Rate Rating Agencies subsequently increases its rating of the 2023 Notes, the interest rate on the 2023 Notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the 2023 Notes equals the interest rate on the 2023 Notes prior to any such adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the 2023 Notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the 2023 Notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the 2023 Notes to “BBB–” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the 2023 Notes will be decreased to the interest rate on the 2023 Notes prior to any adjustments made pursuant to this Section 2 or Section 1(e) of the 2023 Notes Supplemental Indenture.

Any increase or decrease in the interest rate described in this Section 2 or Section 1(e) of the 2023 Notes Supplemental Indenture shall take effect from the first day of the interest period immediately following the interest period during which a rating change occurs requiring an adjustment in the interest rate. If either Interest Rate Rating Agency changes its rating of the 2023 Notes more than once during any particular interest period, the last such change by such Interest Rate Rating Agency to occur shall control in the event of a conflict for purposes of any increase or decrease in the interest rate.

The interest rate shall permanently cease to be subject to any adjustment (notwithstanding any subsequent decrease in the ratings by either Interest Rate Rating Agency) if the 2023 Notes become rated “Baa1” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB+” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate payable on the 2023 Notes is increased as set forth in this Section 2 and Section 1(e) of the 2023 Notes Supplemental Indenture, the term “interest”, as used in the Indenture with respect to the 2023 Notes, shall be deemed to include any such additional interest unless the context otherwise requires.

3. METHOD OF PAYMENT. The Issuers will pay interest on the 2023 Notes and Special Interest, if any, to the Persons who are registered Holders of the 2023 Notes at the close of business (if applicable) on the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such 2023 Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. Payment of interest and Special Interest, if any, may be made by check mailed to the Holders of the 2023 Notes at their addresses set forth in the register of Holders, provided that all payments of principal of and interest and premium and Special Interest, if any, with respect to the 2023 Notes represented by one or more Global Notes will be made in accordance with DTC’s applicable procedures. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

4. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Denali or any of its Subsidiaries may act in any such capacity.

5. INDENTURE. The Issuers issued the 2023 Notes under the Base Indenture, dated as of June 1, 2016 (the “Base Indenture”), among the Fincos, the Trustee and The Bank of New York Mellon Trust Company, N.A., as notes collateral agent (the “Notes Collateral Agent”), as supplemented by the 2023 Notes Supplemental Indenture No. 1, dated as of June 1, 2016 (the “2023 Notes Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”), among the Fincos, the Trustee and the Notes Collateral Agent. This 2023 Note is one of a duly authorized issue of notes of the Issuers designated as their 5.450% First Lien Notes due 2023. The Issuers shall be entitled to issue Additional Notes constituting 2023 Notes pursuant to Sections 2.01 and 4.12 of the Base Indenture and Section 1(b) of the 2023 Notes Supplemental Indenture. The terms of the 2023 Notes include those stated in the Indenture. The 2023 Notes are subject to all such terms, and Holders of the 2023 Notes are referred to the Indenture for a statement of such terms. To the extent any provision of this 2023 Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

6. REDEMPTION AND REPURCHASE. The 2023 Notes are subject to optional and special mandatory redemption, and may be the subject of a Change of Control Offer and an Asset Sale Offer, as further described in the Indenture. Except as provided in Section 3.10 of the Base Indenture, the Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the 2023 Notes.

7. DENOMINATIONS, TRANSFER, EXCHANGE. The 2023 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2023 Notes may be registered and 2023 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any 2023 Note or portion of a 2023 Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer, in whole or in part, except for the unredeemed portion of any 2023 Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any 2023 Notes for a period of 15 days before a selection of 2023 Notes to be redeemed.

8. PERSONS DEEMED OWNERS. The registered Holder of a 2023 Note may be treated as its owner for all purposes.

9. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the 2023 Notes or the related Note Guarantees may be amended or supplemented as provided in the Indenture.

10. DEFAULTS AND REMEDIES. The Events of Default relating to the 2023 Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default relating to the 2023 Notes, the rights and obligations of the Issuers, the Guarantors, the Trustee and the Holders of the 2023 Notes shall be as set forth in the applicable provisions of the Indenture.

11. AUTHENTICATION. This 2023 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of the 2023 Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes representing 2023 Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of June 1, 2016, among the Fincos and the representatives of the initial purchasers set forth therein (as supplemented, the “Registration Rights Agreement”), including the right to receive Special Interest.

13. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE 2023 NOTES AND THE NOTE GUARANTEES.

14. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers and/or similar numbers to be printed on the 2023 Notes and the Trustee may use CUSIP and ISIN numbers and/or similar numbers in notices of redemption as a convenience to Holders of the 2023 Notes. No representation is made as to the accuracy of such numbers either as printed on the 2023 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuers at the following address:

c/o Dell Inc.

One Dell Way

Round Rock, Texas 78682

Fax No.: (512) 283-0544

Attention: Janet B. Wright

Email: Janet_Wright@Dell.com

15. SECURITY. The 2023 Notes and the related Note Guarantees shall be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Notes Collateral Agent, as the case may be, shall hold the Collateral in trust for the benefit of the Holders of the 2023 Notes, in each case pursuant to the Security Documents and the Intercreditor Agreements. Each Holder of the 2023 Notes, by accepting this 2023 Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreements as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Intercreditor Agreements on the Escrow Release Date, and at any time after Escrow Release Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

ASSIGNMENT FORM

To assign this 2023 Note, fill in the form below:

(I) or (we) assign and transfer this 2023 Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this 2023 Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2023 Note)

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2023 Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

[    ] Section 4.10            [    ] Section 4.14

If you want to elect to have only part of this 2023 Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2023 Note)

Tax Identification No.:

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*	This schedule should be included only if the 2023 Note is issued in global form.